EXHIBIT 21



                               Movie Gallery, Inc.

                              List of Subsidiaries


     Name of Subsidiary                             State of Incorporation
     ------------------                             ----------------------

     M.G.A., Inc.                                   Delaware
     MovieGallery.com, Inc.                         Delaware
     Movie Time, Inc.                               Virginia
     Mottley M.T.V., Inc.                           Virginia
     Video World of Virginia, Inc.                  Delaware